Exhibit 10.33
Second Amended and Restated 2006 Stock Incentive Plan
Restricted Stock Unit Award Agreement
Effective: November 27, 2018

THIS AGREEMENT, effective as of the Date of Grant set forth below (the “Date of Grant”), represents a grant of restricted stock units (“RSUs”) by Mueller Water Products, Inc., a Delaware corporation (the “Company”), to the Participant named below, pursuant to the provisions of the Mueller Water Products, Inc. Second Amended and Restated 2006 Stock Incentive Plan (the “Plan”). The Participant has been selected to receive a grant of RSUs pursuant to the Plan, as specified below.

The Plan provides a description of terms and conditions governing the grant of RSUs. If there is any inconsistency between the terms of this Restricted Stock Unit Award Agreement (this “Agreement”) and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

Subject to the previous paragraph, if the RSUs granted hereunder are subject to another written Company-related severance plan or program, or any employment or similar written agreement between the Company and Participant (collectively, “Modifying Agreement”), the terms and conditions of the Modifying Agreement shall completely supersede and replace any conflicting or inconsistent terms of this Agreement.

Participant: Participant Name

Date of Grant: Month DD, YYYY

Number of RSUs Granted: XX,XXX

Purchase Price: None

The parties hereto agree as follows:

1.Employment with the Company. Except as may otherwise be provided in Section 2, the RSUs granted hereunder are granted on the condition that (1) the Participant (other than a Participant who is a non-employee director) accept this equity award no later than ninety (90) days following the Date of Grant, after which time this Agreement shall be void and of no further effect, and (2) the Participant remains in Continuous Service from the Date of Grant by the Company through (and including) the vesting date, as set forth in Section 2 (referred to herein as the “Period of Restriction”).

This grant of RSUs shall not confer any right to the Participant (or any other participant) to be granted RSUs or other Awards in the future under the Plan.

Exhibit 10.33
2.Vesting.
(a) Vesting Without Termination of Continuous Service. One-third of the RSUs shall vest on each of the first three anniversaries of the Date of Grant (each a “vesting date”), subject to the Participant’s Continuous Service on each such date.

(b) No Fractional RSUs. If, on any vesting date, the vesting schedule would result in the vesting of a fraction of an RSU, such fraction shall be rounded to a whole RSU in a manner acceptable to management or any independent third party administering any terms of the Plan for the Company.

(c) Termination of Continuous Service. In the event of the Participant’s termination of Continuous Service for any reason during the Period of Restriction (other than by reason of the Participant’s death, Disability or Retirement, or after a Change of Control), all RSUs held by the Participant at the time of his or her termination of Continuous Service and still subject to the Period of Restriction shall be forfeited to the Company.

(d) Death or Disability. All RSUs that have not previously vested shall vest upon the Participant’s termination of Continuous Service as a result of death or Disability.

(e) Retirement. In the event that a Participant is Retirement eligible on the Date of Grant or becomes Retirement eligible during the Period of Restriction, the Participant will vest in RSUs that have not previously vested upon his Retirement provided that the Participant has remained in Continuous Service from the Grant Date through at least the one year anniversary of the Grant Date (for Participants who are not non-employee directors) or at least to the date of the next regularly scheduled annual stockholders meeting (for Participants who are non-employee directors). If the Participant terminates Continuous Service before the first anniversary of the Grant Date or the next regularly scheduled annual stockholders meeting, as applicable, all unvested RSUs subject to the grant will be forfeited to the Company.

(f) Change of Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control of the Company during the Period of Restriction and prior to the Participant’s termination of Continuous Service, the Period of Restriction imposed on the RSUs shall immediately lapse, with all such RSUs becoming vested, subject to applicable federal and state securities laws.

3.Timing of Payout.

(a) No Termination of Continuous Service. The number of RSUs vesting on each vesting date shall be settled within sixty (60) days following such vesting date.

(b) Death or Disability. In the event the Participant terminates Continuous Service by reason of death or Disability prior to any vesting date, payout of all vested RSUs shall be made within sixty (60) days following the date of such termination of Continuous Service; provided, however, that such termination of Continuous Service also constitutes a "separation from service" within the meaning of Section 409A of the Code.

Exhibit 10.33
(c) Change in Control. Any RSUs that become vested upon a Change in Control pursuant to Section 2(f) hereof shall be settled within sixty (60) days following the date of the Change of Control; provided, however, that with respect to payments subject to Section 409A of the Code, payment shall only be made upon a “Change in Control” event within the meaning of Section 409A of the Code.

(d) Retirement / Retirement Eligible Termination. In the event (i) the Participant terminates Continuous Service by reason of Retirement or (ii) the Company terminates the Participant on or after the Participant first becomes Retirement eligible for any reason other than for Cause, and the Participant was in Continuous Service from the Grant Date through at least the first anniversary of the Grant Date, the number of RSUs that would otherwise vest on each vesting date shall be settled with the Participant within sixty (60) days following each such vesting date as if the Participant had remained in Continuous Service; provided, however, that such termination of Continuous Service also constitutes a "separation from service" within the meaning of Section 409A of the Code. By way of example, (i) if a Participant who received a grant of RSUs (scheduled to vest one-third on each of the first three anniversaries of the grant date) on December 1, 2018 terminates Continuous Service by reason of Retirement on December 2, 2019, then the remaining outstanding RSUs will vest and be settled according to the original vesting schedule on December 1, 2020 and December 1, 2021 and (ii) if this same Participant terminates Continuous Service on November 30, 2019, then none of the RSUs subject to the grant will vest and all will be forfeited to the Company.

(e) Specific Payment Date. The Committee shall determine on what date within the sixty (60) day payment period described above actual payment shall be made.

4.Form of Settlement. Vested RSUs will be settled solely in the form of shares of Common Stock of the Company or such other security as Common Stock shall be converted into in the future.

5.Voting Rights and Dividends. Until such time as the RSUs are settled in shares of Company Stock, the Participant shall not have voting rights. Further, no dividends shall be paid on any RSUs.

6.Restrictions on Transfer. RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of RSUs is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the RSUs, the Participant’s right to such RSUs shall be immediately forfeited by the Participant to the Company, and this Agreement shall lapse.

7.Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of RSUs subject to this Agreement shall be equitably adjusted by the Committee, as set forth in the Plan, to prevent dilution or enlargement of rights.

Exhibit 10.33

8.Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Secretary of the Company during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her estate.

9.Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company or its Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or its Subsidiaries’ right to terminate the Participant’s employment at any time. For purposes of this Agreement, “Termination of Employment” shall mean termination or cessation of the Participant’s employment with the Company and its Subsidiaries for any reason (or no reason), whether the termination of employment is instituted by the Participant or the Company or a Subsidiary, and whether the termination of employment is with or without cause.

10.Non-Competition. Participant agrees that, for a period of one (1) year following Participant’s Termination of Employment (the “Restricted Period”), Participant will not engage, directly or indirectly, whether on behalf of Participant or another person, entity, business or enterprise, in any activities which are the same as, or substantially similar to, activities Participant performed for or on behalf of the Company and which compete with the Business of the Company in the Territory (the “Competitive Services”). For purposes of this Agreement, “Business” means (a) the manufacturing, marketing, distribution, or sale of water and energy infrastructure technology, products, or services, including but not limited to products or services used in the transmission, distribution, and measurement of water; or (b) any similar activities conduct, authorized, offered, provided, or proposed to be conducted by the Company within two (2) years prior to Participant’s Termination of Employment. In addition, for the purposes of this Agreement, “Territory” means the geographic area where Participant worked, represented the Company, or had Material Contact (as defined below) with the Company’s customers or potential customers during Participant’s employment with the Company or for which Participant had responsibilities on behalf of the Company during the two (2)-year period prior to Participant’s Termination of Employment.

The Participant acknowledges and agrees that:

(a) The Participant is familiar with the Business of the Company and its Subsidiaries and the commercial and competitive nature of the industry and recognizes that the value of the Company’s business would be injured if the Participant performed the Competitive Services for a person or entity that competes with the Business of the Company;

Exhibit 10.33

(b) This covenant not to compete is essential to the continued goodwill and profitability of the Company;

(c) In the course of employment with the Company or its Subsidiaries, the Participant will become familiar with the trade secrets and other Confidential Information (as defined below) of the Company and its Subsidiaries, affiliates, and other related entities, and that the Participant’s services will be of special, unique, and extraordinary value to the Company; and

(d) The Participant’s skills and abilities should enable him or her to seek and obtain similar employment in a business other than one which competes with the Business of the Company, and the Participant possesses other skills that will serve as the basis for employment opportunities that are not prohibited by this covenant not to compete. Following the Participant’s Termination of Employment with the Company, Participant expects to be able to earn a livelihood without violating the terms of this Agreement.

11.Non-Solicitation of Employees. During the term of the Participant’s employment with the Company or its Subsidiaries and the Restricted Period, the Participant shall not, either on Participant’s own behalf or for any person, entity, business or enterprise within the Territory: (a) solicit any employee of the Company or its Subsidiaries with whom the Participant had material contact during the two (2) years prior to Participant’s termination of employment to leave his or her employment with the Company or its Subsidiaries; or (b) induce or attempt to induce any such employee to breach any employment agreement with the Company.

12.Non-Solicitation of Customers. During the term of the Participant’s employment with the Company or its Subsidiaries and the Restricted Period, the Participant shall not directly or indirectly solicit or attempt to solicit any current customer of the Company or any of its Subsidiaries with which the Participant had Material Contact for the purpose of selling or providing any products or services competitive with the Company. For purposes of this Agreement, products or services shall be considered competitive with the Company if such products or services are of the type conducted, authorized, offered, or provided by the Company within two (2) years prior to Participant’s Termination of Employment. For purposes of this Section, “Material Contact” means contact between Participant and such individual (i) with whom or which Participant dealt on behalf of the Company, (ii) whose dealings with the Company were coordinated or supervised by Participant, (iii) about whom Participant obtained Confidential Information in the ordinary course of business as a result of Participant’s association with the Company, or (iv) who receives products or services authorized by the Company, the sale or provision of which results or resulted in possible compensation, commissions or earnings for Participant within the two (2) years prior to the date of Participant’s Termination of Employment.
13.Developments. The Participant agrees that all inventions, improvements, trade secrets, reports, manuals, computer programs, systems, tapes and other ideas

Exhibit 10.33
and materials developed or invented by him or her during the period of his or her employment with the Company or its Subsidiaries, either solely or in collaboration with others, which relate to the actual or anticipated business or research of the Company or its Subsidiaries, which result from or are suggested by any work the Participant may do for the Company or its Subsidiaries, or which result from use of the Company’s or its Subsidiaries’ premises or the Company’s or its Subsidiaries’ or their customers’ property (collectively, the “Developments”) shall be the sole and exclusive property of the Company and its Subsidiaries. The Participant hereby assigns to the Company his or her entire right and interest in any Developments and will hereafter execute any documents in connection therewith that the Company may reasonably request. This Section does not apply to any inventions that the Participant made prior to his or her employment by the Company or its Subsidiaries, or to any inventions that he or she develops entirely on his or her own time without using any of the Company’s equipment, supplies, facilities or the Company’s or its Subsidiaries’ or their customers’ confidential information and which do not relate to the Company’s or its Subsidiaries’ businesses, anticipated research and Developments or the work he or she has performed for the Company or its Subsidiaries.

14.Non-Disparagement. The Participant agrees that neither during his or her employment nor following his or her Termination of Employment and continuing for so long as the Company or any affiliate, successor or assigns thereof carries on the name or like business within the Territory, the Participant shall not, directly or indirectly, for himself or herself or on behalf of, or in conjunction with, any other person, persons, company, partnership, corporation, business entity or otherwise make any statements that are inflammatory, detrimental, slanderous, or materially negative in any way to the interests of the Company or its Subsidiaries or other affiliated entities. Nothing in this Agreement, however, shall limit Participant’s ability to (a) file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local governmental agency or commission (collectively, “Government Agencies”), (b) communicate with any Government Agencies or (c) otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to the Company.

15.Confidentiality and Nondisclosure.
The Participant agrees that he or she will not, other than in performance of his or her duties for the Company or its Subsidiaries, disclose or divulge to Third Parties (as defined below) or use or exploit for his or her own benefit or for the benefit of Third Parties any Confidential Information, including trade secrets. For the purposes of this Agreement, “Confidential Information” shall mean confidential and proprietary information, trade secrets, knowledge or data relating to the Company and its Subsidiaries and their businesses, including but not limited to information disclosed to the Participant, or known by the Participant as a consequence of or through employment with the Company or its Subsidiaries, where such information is not generally known in the trade or industry, and where such information refers or relates in any manner

Exhibit 10.33
whatsoever to the business activities, processes, services, or products of the Company or its Subsidiaries; business and development plans (whether contemplated, initiated, or completed); mergers and acquisitions; pricing information; business contacts; sources of supply; customer information (including customer lists, customer preferences, and sales history); methods of operation; results of analysis; customer lists (including advertising contacts); business forecasts; financial data; costs; revenues; information maintained in electronic form (such as e-mails, computer files, or information on a cell phone, Blackberry, or other personal data device); and similar information. Confidential Information shall not include any data or information in the public domain, other than as a result of a breach of this Agreement. The provisions of this paragraph shall apply to the Participant at any time during his or her employment with the Company or its Subsidiaries and for a period of two (2) years following his or her Termination of Employment or, if the Confidential Information is a trade secret, such longer period of time as may be permitted by controlling trade secret laws.

The Participant acknowledges and agrees that the Confidential Information is necessary for the Company’s ability to compete with its competitors. The Participant further acknowledges and agrees that the prohibitions against disclosure and use of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies that the Company or a Subsidiary may have available pursuant to the laws of the State of Delaware to prevent the disclosure of trade secrets or proprietary information, including but not limited to the Delaware Uniform Trade Secrets Act, 6 Del. Code Ann. §2001, et seq. The Participant agrees that this non-disclosure obligation may extend longer than two (2) years following his or her Termination of Employment as to any materials or information that constitutes a trade secret under the Delaware Uniform Trade Secrets Act.

Participant is hereby notified that under the Defend Trade Secrets Act of 2016: (a) no individual shall be held criminally or civilly liable under federal or state law for the disclosure of a trade secret that is: (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
For purposes of this Agreement, “Third Party” or “Third Parties” shall mean persons, sole proprietorships, firms, partnerships, limited liability partnerships, associations, corporations, limited liability companies, and all other business organizations and entities, excluding the Participant and the Company.

The Participant agrees to take all reasonable precautions to safeguard and prevent disclosure of Confidential Information to unauthorized persons or entities.
16.Intellectual Property. The Participant agrees that he or she has no right to use for the benefit of the Participant or anyone other than the Company or its

Exhibit 10.33
Subsidiaries, any of the copyrights, trademarks, service marks, patents, and inventions of the Company or its Subsidiaries.

17.Injunctive Relief. The Participant and the Company recognize that breach of the provisions of this Agreement restricting the Participant’s activities would give rise to immediate and irreparable injury to the Company that is inadequately compensable in damages. In the event of a breach or threatened breach of the restrictions contained in this Agreement regarding noncompetition, nonsolicitation of employees, nonsolicitation of customers, Developments, non-disparagement, confidentiality and nondisclosure of Confidential Information, and intellectual property (collectively, the “Covenants”), the Participant agrees and consents that the Company shall be entitled to injunctive relief, both preliminary and permanent, without bond, in addition to reimbursement from the Participant for all reasonable attorneys’ fees and expenses incurred by the Company in enforcing these provisions, should the Company prevail. The Participant also agrees not raise the defense that the Company has an adequate remedy at law. In addition, the Company shall be entitled to any other legal or equitable remedies as may be available under law. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

18.Dispute Resolution; Agreement to Arbitrate.

(a) The Participant and the Company agree that final and binding arbitration shall be the exclusive remedy for any controversy, dispute, or claim arising out of or relating to this Agreement.

(b) This Section covers all claims and actions of whatever nature, both at law and in equity, including, but not limited to, any claim for breach of contract (including this Agreement), and includes claims against the Participant and claims against the Company and its Subsidiaries and/or any parents, affiliates, owners, officers, directors, employees, agents, general partners or limited partners of the Company, to the extent such claims involve, in any way, this Agreement. This Section covers all judicial claims that could be brought by either party to this Agreement, but does not cover the filing of charges with government agencies that prohibit waiver of the right to file a charge.

(c) The arbitration proceeding will be administered by a single arbitrator (the “Arbitrator”) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, taking into account the need for speed and confidentiality. The Arbitrator shall be an attorney or judge with experience in contract litigation and selected pursuant to the applicable rules of the American Arbitration Association.
(d) The place and situs of arbitration shall be Wilmington, Delaware (or such other location as may be mutually agreed to by the parties). The Arbitrator may adopt the Commercial Arbitration Rules of the American Arbitration Association, but shall be entitled to deviate from such rules in the Arbitrator’s sole discretion in the interest of a speedy resolution of any dispute or as the Arbitrator shall deem just. The parties agree to facilitate the arbitration by (a) making available to each other and to the Arbitrator for inspection and review all documents, books and records as the Arbitrator

Exhibit 10.33
shall determine to be relevant to the dispute, (b) making individuals under their control available to other parties and the Arbitrator and (c) observing strictly the time periods established by the Arbitrator for the submission of evidence and pleadings. The Arbitrator shall have the power to render declaratory judgments, as well as to award monetary claims, provided that the Arbitrator shall not have the power to act (i) outside the prescribed scope of this Agreement, or (ii) without providing an opportunity to each party to be represented before the Arbitrator.

(e) The Arbitrator’s award shall be in writing. The arbitrator shall allocate the costs and expenses of the proceedings between the parties and shall award interest as the Arbitrator deems appropriate. The arbitration judgment shall be final and binding on the parties. Judgment on the Arbitrator’s award may be entered in any court having jurisdiction.
(f) The Participant and the Company agree and understand that by executing this Agreement and agreeing to this Arbitration provision, they are giving up their rights to trial by jury for any dispute related to this Agreement.

19.Clawback.

(a)In the event of a breach of this Agreement by the Participant or a material breach of Company policy (including the Company’s Clawback Policy as in effect from time to time) or laws or regulations that could result in a termination for cause (whether or not the Participant is terminated), then the RSUs granted hereby shall be void and of no effect, unless the Committee determines otherwise.

(b) In the event of financial impropriety by the Participant that results in a restatement of the financial statements of the Company for any applicable period (the “Applicable Period”), as determined by the Audit Committee or the Company’s independent registered public accounting firm; then, if the award granted hereby is made during the Applicable Period or within 90 days after the end of such Applicable Period, the number of RSUs granted hereunder shall be reduced by a fraction:
(i) The numerator of which is the amount of operating income decline for the Applicable Period caused by such restatement or breach, and
(ii) The denominator of which is the amount of operating income previously determined for the Applicable Period,

or if the breach does not result in a decrease in the amount of operating income, the fraction shall be 50%.

If RSUs have already vested under this Agreement, then the reduction contemplated by this Section 19(b) shall be applied first to the remaining RSUs that have not vested, pro rata, and second to the vested shares and the Participant shall repay the Company by forfeiting to the Company a number of excess shares received that would have exceeded the amount granted hereby, to be taken from the most recent vesting of RSUs or, if such shares have been sold, the proceeds received from the sale of such shares that would otherwise have been forfeited.

Exhibit 10.33
As an example of the foregoing, assume the Participant is granted an award of 300 RSUs on December 1, 2018, which vest equally on December 1, 2019, December 1, 2020 and December 1,2021.

If the Company discovers a breach or financial impropriety by the Participant on June 30, 2020, which leads to a 50% decrease in operating income for the 2018 fiscal year and which could not result in termination for Cause, then the award granted would be reduced to 150 RSUs, and the reduction would be applied equally to the remaining RSUs, which would mean that the 100 RSUs vesting on December 1, 2020 would be reduced by 75 to 25 RSUs and the 100 remaining RSUs vesting on December 1, 2021 would be reduced by 75 to 25 RSUs.

If the Company discovers a breach or financial impropriety by the Participant on June 30, 2021, which leads to a 50% decrease in operating income for the 2018 fiscal year and which could not result in termination for Cause, then the award granted would be reduced to 150 RSUs, which would be applied to the remaining RSUs, which would mean that the 100 RSUs vesting on December 1, 2021 would be reduced by 100 RSUs to 0 RSUs and the Participant would forfeit 50 shares to the Company, taken from the most recent vesting on December 1, 2020, or if such shares had been sold, the Participant would pay to the Company the proceeds received from the sale of those 50 shares.

(c) In addition to the foregoing, if the Participant has realized any profits from the sale of other Company’s securities during the 12-month period prior to the discovery of breach or financial impropriety referred to above, the Participant shall reimburse the Company for those profits to the extent required by the Company’s Clawback Policy.

(d) The Company shall have the right to offset future compensation, including, at its sole discretion, stock compensation, to recover any amounts that may be recovered by the Company hereunder.

1.Miscellaneous.

(a) This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.
(b) The Committee may terminate, amend, or modify the Plan and this Agreement under the terms of and as set forth in the Plan.

Exhibit 10.33
(c) The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy any tax withholding requirement, in whole or in part, by having the Company withhold shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the amount required to be withheld, subject to the restrictions imposed by applicable securities laws and Company policies regarding trading in its shares.

The Company shall have the power and the right to deduct or withhold from the Participant’s compensation, or require him or her to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA or similar obligation), domestic or foreign, required by law to be withheld with respect to any payout to him or her under this Agreement.

(d) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f) Except as provided in the third paragraph of this Agreement, this Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the RSUs granted hereunder. Except as provided in the third paragraph of this Agreement, this Agreement and the Plan supersede any prior agreements, commitments or negotiations concerning the RSUs granted hereunder.

(g) All rights and obligations of the Company under the Plan and this Agreement shall inure to the benefit of and be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h) To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall be the controlling law in all matters relating to this Agreement without giving effect to principles of conflicts of laws.

(i) The Participant acknowledges and agrees that the Covenants and other provisions contained herein are reasonable and valid and do not impose limitations greater than those that are necessary to protect the business interests and Confidential Information of the Company. The Company and the Participant agree that the invalidity or unenforceability of any one or more of the Covenants, other provisions, or parts thereof of this Agreement shall not affect the validity or enforceability of the other Covenants, provisions, or parts thereof, all of which are inserted conditionally on their being valid in law, and in the event one or more Covenants, provisions, or parts thereof contained herein shall be invalid, this Agreement shall be construed as if such invalid Covenants, provisions, or parts thereof had not been inserted. The Participant and the Company agree that the Covenants and other provisions contained in this Agreement are

Exhibit 10.33
severable and divisible, that none of such Covenants or provisions depend on any other Covenant or provision for their enforceability, that each such Covenant and provision constitutes an enforceable obligation between the Company and the Participant, that each such Covenant and provision shall be construed as an agreement independent of any other Covenant or provision of this Agreement, and that the existence of any claim or cause of action by one party to this Agreement against another party to this Agreement, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by any party to this Agreement of any such Covenant or provision.

(j) If any of the provisions contained in this Agreement relating to the Covenants or other provisions contained herein, or any part thereof, are determined to be unenforceable because of the length of any period of time, the size of any area, the scope of activities or similar term contained therein, then such period of time, area, scope of activities or similar term shall be considered to be adjusted to a period of time, area, scope of activities or similar term which would cure such invalidity, and such Covenant or provision in its reduced form shall then be enforced to the maximum extent permitted by applicable law.

(k) This Agreement is intended to satisfy the requirements of Section 409A of the Code and shall be construed accordingly. To the extent that any amount or benefit that constitutes nonqualified deferred compensation under Section 409A of the Code, and that is not exempt under Section 409A, is otherwise payable or distributable to him or her on account of separation from service (within the meaning of Section 409A of the Code) while he or she is a specified employee (within the meaning of Section 409A of the Code), such amount or benefit shall be settled or distributed on the later of time for payment described in Section 3 of this Agreement and that date which is six (6) months after such separation from service.

(l) The parties agree that the mutual promises and covenants contained in this Agreement constitute good and valuable consideration.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Date of Grant.
Mueller Water Products, Inc.

By:
J. Scott Hall
President and Chief Executive Officer

ATTEST:

Participant